UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2007

FirstFed Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California	90401-1490
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01. Regulation FD Disclosure.

The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended January 31, 2007 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Monthly Financial Data as of and for the period ended January 31, 2007 (Unconsolidated)

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: February 22, 2007	By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Page

99.1	Monthly Financial Data as of and for the period ended January 31, 2007	4-5

EXHIBIT 99.1

	First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended January 31, 2007	As of, for the month ended December 31, 2006	As of, for the month ended January 31, 2006

Cash and investment securities	$386,135	$462,940	$335,181
Total mortgage-backed securities	$55,409	$57,197	$72,693
Total assets	$8,963,726	$9,295,587	$10,503,047

LOANS:
Total loans, net	$8,298,791	$8,517,452	$9,776,557

Loans originated/purchased:
Single family loans	$84,895	$98,592	$233,324
Multi-family loans	7,280	1,700	20,938
Commercial real estate loans	-	-	1,600
Other	36	3,533	2,052
	$92,211	$103,825	$257,914

Percentage of ARMs originated:	47%	44%	100%

Loan repayments:
Single family loans	$209,718	$225,657	$127,938
Multi-family and commercial real estate loans	38,874	72,250	20,904
Other	4,955	2,464	7,381
	$253,547	$300,371	$156,223

Loans sold	$52,559	$55,743	$1,856

Percentage of portfolio in adjustable rate loans	97.07%	97.11%	96.14%
Non-performing assets to total assets ratio	0.33%	0.21%	0.05%

BORROWINGS:
Federal Home Loan Bank Advances	$1,563,000	$1,490,000	$4,122,000
Reverse repurchase agreements	$947,448	$978,448	$1,163,684

DEPOSITS:
Retail deposits	$2,884,437	$2,866,740	$2,588,916
Wholesale deposits	2,630,092	3,035,378	1,868,779
	$5,514,529	$5,902,118	$4,457,695

Net increase (decrease)	$(387,589)	$(49,321)	$72,641

AVERAGE INTEREST RATES (CONSOLIDATED):
Yield on loans	7.89%	(1)	7.99%	(1)	6.35%	(1)
Yield on investments	5.41%	(2)	5.34%	(2)	4.47%	(2)
Yield on earning assets	7.73%		7.83%		6.24%
Cost of deposits	4.55%		4.53%		3.19%
Cost of borrowings	5.39%		5.41%		4.24%
Cost of money	4.81%		4.80%		3.77%
Earnings spread	2.92%		3.03%		2.47%
Effective net spread	3.29%		3.40%		2.66%

(1) Reflects the reclassification of prepayment fees and late payment charges to interest income from non-interest income.
(2) Reflects the inclusion of the average balance in FHLB stock and the related dividend income.

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